UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[Amendment No. ___ ]

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China World Trade Corporation [Missing Graphic Reference]
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CHINA WORLD TRADE CORPORATION
3RD Floor, Goldlion Digital Network Center
138 Tiyu Road East, Tianhe
Guangzhou, The People’s Republic of China
Tel: (011-8620) 2886-0608

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, August  8, 2007 at 3:00 p.m.

Dear Shareholder:

You are invited to attend the Annual Meeting of the Shareholders of China World Trade Corporation (the “Company”), which will be held on Wednesday, August 8, 2007 at 3:00 PM local time at the Company’s offices located at the 3rd Floor Conference Room, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, The People’s Republic of China, for the following purposes:

1.  To elect Five (5) directors to hold office for a one-year term and until each of their successors are elected and qualified.

2.  To approve an amendment to our Articles of Incorporation to increase the authorized shares of common stock from 50,000,000 to 200,000,000 shares.

3.  To ratify the appointment of Child, Van Wagoner & Bradshaw, PLLC as the Company’s independent public accountants for the fiscal year ending December 31, 2006.

4.  To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on July 6, 2007 are entitled to notice of, and to vote at, this meeting and any adjournment thereof.

By order of the Board of Directors,

                                                                                    /s/ William Tsang
                                                                                    William Tsang
                                                                                    Chairman

Guangzhou, The People’s Republic of China
July 17, 2007

CHINA WORLD TRADE CORPORATION
3RD Floor, Goldlion Digital Network Center
138 Tiyu Road East, Tianhe
Guangzhou, The People’s Republic of China

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of China World Trade Corporation, a Nevada corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on Wednesday, August 8, 2007 at 3:00 PM local time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.  This meeting will be held at the company’s offices located at the 3rd Floor Conference Room, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, The People’s Republic of China.  The date of this Proxy Statement is July 17, 2007, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

GENERAL

Annual Report.

An annual report, filed on form 10-KSB, for the fiscal year ended December 31, 2006 is enclosed with this Proxy Statement.

Voting Securities.

Only shareholders of record as of the close of business on July 6, 2007 will be entitled to vote at the meeting and any adjournment thereof.  As of that date, there were 49,565,923 shares of Common Stock of the Company, issued and outstanding.  Shareholders may vote in person or in proxy.  Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement.  The Company’s bylaws provide that a majority of all the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.  The nominees for director receiving a majority of votes cast at the meeting will be elected.  In addition, in the event that votes equaling not less than 66-2/3% of the outstanding shares of Voting Stock (as hereafter defined) are cast at the meeting in favor of the increasing the authorized common stock, such proposal will pass.  Finally, in the event that votes equaling a majority of outstanding shares of common stock cast at the meeting ratify the appointment of Child, Van Wagoner & Bradshaw, PLLC, this proposal will also pass.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company.  The Company will solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs.  In addition, the Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

All valid proxies received prior to the meeting will be voted.  All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.  A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

In the event that cumulative voting is invoked, a proxy authorizing a vote for management’s nominees for directors may be voted cumulatively for less than all of such nominees.  If no instructions are given on the executed proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted.  Proxies may be revoked by any of the following actions:

1.
Filing a written notice of revocation with our Secretary at our administrative office located at Unit A, Fifth Floor, Goldlion Holdings Center, 13-15 Yuen Shun Circuit, Siu Lek Yuen, Shatin, N.T., Hong Kong;

2.
Filing with our Secretary at our administrative office located at Unit A, Fifth Floor, Goldlion Holdings Center, 13-15 Yuen Shun Circuit, Siu Lek Yuen, Shatin, N.T., Hong Kong a properly executed proxy showing a later date; or

3.	Attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Shareholder Proposals

Proposals of shareholders intended to be presented at the next Annual Shareholders Meeting must be received by the Company, at its administrative offices at Unit A, Fifth Floor, Goldlion Holdings Center, 13-15 Yuen Shun Circuit, Siu Lek Yuen, Shatin, N.T., Hong Kong not later than July 30, 2007.  Proposals of shareholders must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company’s proxy statement for that meeting.  Shareholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven (7) authorized directors.    The five nominees for election are Mr. William Tsang, Mr. Zeliang Chen, Mr. Chao Ming Luo, Ms. Xiao Lei Yang and Mr. Ye Xin Long.  The management of the Company is not nominating Mr. John H.W. Hui, Mr. Chi Ming Chan and Mr. Hamid R. Seyedin as Directors. The management has nominated each of the five individuals for election at the Annual Meeting of Shareholders.  If elected, each nominee will serve as a director until the Company’s Annual Meeting of Shareholders in 2008, and until his successor is elected and qualified.  If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Board of Directors may designate.

If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected.  Abstentions and broker non-votes will have no effect on the votes.

Director Name                                            Age                             Position

Mr. William Tsang                                          45                               Chairman and President, Director

Mr. Zeliang Chen                                           41                                Vice-Chairman and Director

Mr. Chao Ming Luo                                       56                                 Director

Mr. Xiao Lei Yang                                         36                                General Manager of World Trade Center Club Beijing

Mr. Ye Xin Long                                           61                                 Independent Director

Mr. William Chi Hung Tsang, aged 45, is the President and Chairman of the Board of Directors of China World Trade Corporation. Mr. Tsang has more than 15 years of experience in leatherwear manufacturing and property investment. Prior to joining the Company, he was an executive director with a listed company for over 10 years. He is a member of the Beijing Municipal Committee of the Chinese People’s Political Consultative Conference; committee member of Chinese General Chamber of Commerce, Hong Kong; vice chairman of Hong Kong United Youth Association Limited; chief president of New Territories Commercial & Industrial General Association Ltd.; and vice chairman of both Hong Kong Chamber of Commerce in China - Guangdong and Guangzhou Federation of Industry & Commerce. He is also an honorary president of North-East Overseas Chinese Friendship Association U.S.A., and an honorable citizen of Guangzhou.

Mr. Zeliang Chen, aged 41, is the Vice Chairman and Director of the Company. Mr. Chen graduated with honors from Renmin University of China with a Bachelor of Law. He is the founder of Guangdong Hua Hao Group of Companies and is a committee member of the Private Enterprise Council of Guangdong Province. Mr. Chen now is a Chief Executive Officer and Chairman of Guangdong New Generation Travel Service Co., Ltd., Director of Guangdong Huahao Industries Group of Companies, Director and Vice Chairman of China World Trade Corporation.

Mr. Chao Ming Luo, aged 56 is a Director of the Company. Mr. Luo has long-term collaborative relations with Hong Kong business circles and associations. He was employed at the Xinhua News Agency Hong Kong from 1983 to 1996; he then joined the Xinhua News Agency Hong Kong Branch Guangzhou Representative Office in 1996 before joining the Company. He is the Chief Council Member of Guangdong Overseas Friendship Association, and Council Member of Guangzhou Overseas Friendship Association. Mr. Luo worked as the Electric Design Technician in Guangzhou Design Institute and the Assistant of Electric Technology Specialty, Electric Engineering Department in Guangdong University of Technology.

Ms. Xiao Lei Yang, aged 36 is the General Manager of World Trade Center Club Beijing, a subsidiary of the Company. Ms Yang has more than 10 years experience in business clubs and city clubs operation. She has been working for the Company since 1997. Ms. Yang was responsible for launching the first World Trade Center Club of China in Beijing in 1997, followed by the second World Trade Center Club in Guangzhou in 2001. In 2004 she was appointed as the General Manager of WTC Club Beijing to oversee the development in the business center and club operations. She is also the Chief Representative of the CEO Clubs China Beijing office. Ms. Yang received her bachelor degree in electronic engineering from Yangzhou University of China in 1993 and a certificate in English major from Second Foreign Language University of Beijing in 1996.

Mr. Ye Xin Long, aged 61, is an Independent Director of the Company. Mr. Ye has over 35 years of experience doing business in China and investing in Chinese enterprises. He has an excellent relationship with the Beijing Municipal Government and the Guangzhou Municipal Government.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

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MANAGEMENT INFORMATION

The Board of Directors and its Committees

During the calendar year 2006, the Board held eleven (11) meetings.  Messrs. Tsang, Chen, Chan and Luo attended 100% of these meetings and the other Board members attended some of the meetings.

The Company has no Compensation or Nominating Committees.

Audit Committee

The Company does not have a standing audit committee, and the full Board performs all functions of an audit committee, including the pre-approval of all audit and non-audit services before the Company engages an accountant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 5% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”).  Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based solely on the Company’s review of such forms furnished to the Company and written representation from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 5% shareholders were in compliance.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number of shares of common stock beneficially owned as of December 31, 2006 by (i) those persons or groups known to us who will beneficially own more than 5% of our common stock; (ii) each Director and director nominee; (iii) each executive officer whose compensation exceeded $100,000 in the fiscal year ended December 31, 2005; and, (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by persons listed or contained in filings made by them with the Securities and Exchange Commission and upon information provided by such persons directly to us. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

Name/Address	Number of Shares	Percentage Ownership(1)
William Chi Hung Tsang Room 1217, The Metropolis Tower, 10 Metropolis Drive, Hunghom, Hong Kong	21,787,675	49.7%

Powertronic Holdings Limited 9 Des Voeus Road West, 12 th Floor, Hong Kong	5,233,415	11.9%

Grand Perfection Limited (2) 15 th Floor, Rihang Hotel, 198 Linhe Road West, Guangzhou, The People’s Republic of China	1,368,619	3.1%

Chi Ming Chan 138 Tiyu Road East, 3 rd Floor, Goldlion Digital Network Center, Guangzhou, The People’s Republic of China	35,837	**

Chao Ming Luo 138 Tiyu Road East, 3 rd Floor, Goldlion Digital Network Center, Guangzhou, The People’s Republic of China	17,918	**

John Hui 7040 Granville Avenue, Suite 403, Richmond B.C. Canada	92,536	**

All Officers and Directors as a Group (5 persons)	23,302,585	53.1%

** Less than 1%
(1)Based on 43,865,923 shares outstanding as of December 31, 2006.
(2) Grand Perfection Limited is controlled by Zeliang Chen, a Director of the Registrant.

Certain Transactions

On September 25, 2006, the Company together with its wholly owned subsidiary, Rainbow Wish Limited (“Rainbow Wish”), entered into a Share Exchange Agreement (the “Agreement”) with CWT International Excursion Investment Limited, a company organized and existing under the laws of the British Virgin Islands (“CWT Excursion”), and Chi Hung Tsang, the Chairman of the Company and holder of sixty percent (60%) of the capital stock of CWT Excursion.  Mr. Tsang is  also a citizen and resident of the The People’s Republic of China. Pursuant to the terms of the Agreement, the Company issued 9,000,000 shares of its common stock (the “CWTD Shares”) to Mr. Tsang in exchange for 25 common shares of CWT Excursion owned by him (the “CWT Excursion Shares”), which CWT Excursion Shares were acquired by Rainbow Wish, representing a 25% equity interest in CWT Excursion. Pursuant to the Agreement, Mr. Tsang has also agreed to grant Rainbow Wish the option to purchase an additional 35% of the capital stock of CWT Excursion within twelve months of the date hereof, at a price that will be agreed upon by both parties at the time of exercise of said option in a separate agreement.  The transaction was approved by a majority vote of the Board of Directors of the Company, with Mr. Tsang abstaining from voting on this “interested director” transaction, in accordance with Article II, Section 12(a) of the By-Laws of the Company and the Nevada Revised Statutes.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

We maintain a peer-based executive compensation program comprised of fixed and performance variable elements.  The design and operation of the program reflect the following objectives:

-	Recruiting and retaining talented leadership.
-	Implementing measurable performance targets.
-	Correlating compensation directly with shareowner value.
-	Emphasizing performance based compensation, progressively weighted with seniority level.
-	Adherence to high ethical, safety and leadership standards.

Designing a Competitive Compensation Package

Recruitment and retention of leadership to manage our Company requires a competitive compensation package.  Our Board of Directors emphasizes (i) fixed compensation elements of base salary that compare with our compensation peer group of companies, and (ii) variable compensation contingent on above-target performance.  The compensation peer group consists of those companies in the Guangdong region that we deem to compete with our Company for executive talent.  Individual compensation will vary depending on factors such as performance, job scope, abilities, tenure and retention risk.

Fixed Compensation

The principal element of fixed compensation not directly linked to performance targets is based salary.  We target the value of fixed compensation generally at the median of our compensation peer group to facilitate a competitive recruitment and retention strategy.
Incentive Compensation

Our incentive compensation programs are linked directly to earnings growth, cash flow, and total shareowner return.  Annual bonuses are tied to the current year’s performance of our company.  Restrictive stock awards are tied to an individual’s success in exceeding targeted results set by management.

Employment Agreements

Our executives do not have the typical employment agreements that specify compensation or length of employment.  These matters are left to the discretion of the Board of Directors and the employee.   At present, there are no employment contracts with any of our executives.

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of China World Trade during the years 2006, 2005 and 2004, except as described below. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by our chief executive officer and other executive officers earning in excess of $100,000 for the past three years.

SUMMARY COMPENSATION TABLE

Name of officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-sation	Nonquali- fied Deferred Compen- sation	All Other Compen- sation	Total

John Hui, Director	2006	-	-	-	-	-	-	-	-
John Hui, CEO	2005	150,000	-	55,823	-	-	-	-	205,823
John Hui, CEO	2004	57,692	-	206,347	-	-	-	-	264,039
William Chi Hung Tsang, Chairman & Director	2006	150,000	-	-			-	-	150,000
William Chi Hung Tsang, Chairman & Director	2005	150,000	12,500	198,480		-	-	-	360,980
William Chi Hung Tsang, Chairman & Director	2004	57,692		733,680	-	-	-	-	791,372
C. M. Chan, CEO & Director	2006	77,062	-	-	-	-	-	-	77,062
C. M. Chan, Director	2005	76,982	15,215	53,755	-	-	-	-	145,952
C.M. Chan, Director	2004	-	-	198,705	-	-	-	-	198,705

Compensation of Directors

In 2001, China World Trade committed itself to compensate each of its Board of Directors with 2,000 shares of its common stock per annum. Board members typically meet on a bi-monthly basis.

2006 Non-Qualified Stock Compensation Plan

The following table sets forth information about our 2006 Non-Qualified Stock Compensation Plans adopted by our Board of Directors and filed with the Commission as Exhibit 10.1 to our Registration Statement on Form S-8 on June 8, 2006 and December 21, 2006.

Shares remaining available for future issuance	Shares issuable upon exercise of options to be granted in the future	Weighted average exercise price of outstanding options

5,700,000	-	-

Pursuant to the 2006 plans, we registered a total of 6,500,000 shares of common stock. The Compensation Committee of the Board of Directors will issue common stock and award options to employees, directors, officers, consultants, advisors and other persons associated with our company. The 2006 plans are intended to provide a method whereby our company may be stimulated by the personal involvement of our employees, directors, officers, consultants, advisors and other persons in our business and reward such involvement, thereby advancing the interests of our company and all of its shareholders.

As at December 31, 2006, a total of 800,000 shares of common stock were issued to consultants pursuant to our 2006 Non-Qualified Stock Compensation Plans, leaving a balance of 5,700,000 to be issued in the future.

PROPOSAL 2

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES  OF COMMON STOCK TO 200,000,000 SHARES

The proposal to increase the number of authorized shares of common stock of the Company from 50,000,000 to 200,000,000 was approved by the majority vote of the Company’s Board of Directors. If approved by the affirmative vote of not less than 66-2/3% of the issued and outstanding Voting Shares (as hereafter defined), the proposal will take effect upon the filing of Articles of Amendment with the Secretary of State of the State of Nevada.

REASONS FOR THE AUTHORIZED CAPITAL PROPOSAL

Pursuant to the Company’s business plan, the management desires to authorize sufficient shares for future capital raising activities, potential acquisitions and general corporate finance purposes.  The Board of Directors of the Company, in the exercise of its reasonable business judgment, believes that 200,000,000 shares is the appropriate number of shares of authorized common stock. However, the Company has no current plans, proposals or arrangements to issue additional shares of authorized common stock.

ARTICLES OF INCORPORATION

Article VI of the Company’s Articles of Incorporation provides that the maximum number of shares of capital stock which the corporation shall have authority to issue is Sixty Million (60,000,000), consisting of Fifty Million shares of Common Stock, $.001 par value, and Ten Million (10,000,000) shares of Preferred Stock at $.001 par value.  There were currently issued and outstanding 49,565,923 shares of Common Stock as of March 31, 2007, and there are no issued and outstanding shares of Preferred Stock.

Article X of the Company’s Articles of Incorporation provides that the provisions set forth in Article VI may not be repealed, rescinded, altered or amended, and no other provision may be adopted which is inconsistent therewith or impairs in any way the operation or effect thereof, except by the affirmative vote of holders of not less than 66-2/3% of the Voting Stock.  The term “Voting Stock” is defined in Article VIII as the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally on matters requiring the approval of stockholders.  Inasmuch as there is not any Preferred Stock outstanding, the term “Voting Stock” by definition includes all of the issued and outstanding shares of Common Stock.  This conclusion follows from Article 4, Section 3(a)(1) of the Company’s Articles of Incorporation, which entitles the holder of each share of Common Stock to one vote upon all matters upon which stockholders have the right to vote.

ARTICLES OF AMENDMENT.

A copy of the Articles of Amendment to the Articles of Incorporation are attached hereto as Annex A.  They will be filed with the Nevada Secretary of State after the shareholders meeting at which the increase in authorized common stock to 200,000,000 shares is approved.

FEDERAL TAX CONSEQUENCES.

There are no tax consequences to the proposal to increase the authorized common stock

DISSENTERS' RIGHTS.

Under Nevada law, our shareholders do not have dissenters' rights in connection with any proposal to increase our authorized common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

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PROPOSAL 3

TO RATIFY THE APPOINTMENT OF CHILD, VAN WAGONER & BRADSHAW, PLLC, INDEPENDENT ACCOUNTANTS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006.

The Board of Directors of the Company previously appointed Child, Van Wagoner & Bradshaw, PLLC, Independent Accountants, to be our auditors for the fiscal year ended December 31, 2006.  The Board of Directors is submitting its selection of independent auditors for ratification by the shareholders at the Annual Meeting.  .

The affirmative vote of a majority of votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal.  Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business, which the Board of Directors intends to present or knows that others will present, is as set forth above.  If any other matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

                                                                                          /s/ William Tsang
July 17, 2007                                                                       William Tsang
      Chairman

Proxy Card
CHINA WORLD TRADE CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
Wednesday, August 8, 2007 AT 3:00 PM AT THE COMPANY’S OFFICES LOCATED AT 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, The People’s Republic of China

The undersigned hereby appoints Mr. William Tsang and Mr. Chi Ming Chan, and each of them, as proxies for the undersigned, each with full Power of Substitution, to represent the undersigned and to vote all shares of Common Stock of China World Trade Corporation (the “Company”) that the undersigned is entitled to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any matters that may properly come before the Company’s Annual Meeting of Shareholders to be held on Wednesday, August 8, 2007, and at any and all adjournments thereof, as set forth under the heading “Transaction of Other Business” in the accompanying proxy statement.  If no other indication is made, at the meeting and at any and all adjournments thereof, the proxy holders will vote for (i) the election of director nominees, and (ii) the increase in authorized common stock, and (iii) the ratification of the appointment of the independent auditors.

IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES.  PLEASE MARK YOUR VOTE LIKE THIS.  X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1.

1.  ELECTION OF FIVE DIRECTORS.

01 Mr. William Tsang                FOR             AGAINST             ABSTAIN

02  Mr. Zeliang Chen                FOR             AGAINST             ABSTAIN

03  Ms. Xiao Lei Yang              FOR             AGAINST             ABSTAIN

04  Mr. Chao Ming Luo             FOR             AGAINST             ABSTAIN

05  Mr. Ye Xin Long                 FOR             AGAINST             ABSTAIN

  Grant Authority to Vote for all Nominees           Withhold Authority to Vote for All Nominees

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

2.	INCREASE IN AUTHORIZED COMMON STOCK

  FOR             AGAINST             ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  FOR             AGAINST             ABSTAIN

I PLAN TO ATTEND CHINA WORLD TRADE’S 2007 ANNUAL MEETING OF SHAREHOLDERS.   Yes   No

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Dated:_____________________________, 2007

________________________________________
Signature

________________________________________
      Signature

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.  EXECUTORS, ADMINISTRATORS, TRUSTEES AND SO FORTH, SHOULD GIVE FULL TITLE AS SUCH.  IF THE SIGNATORY IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICIAL.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PARTY.  IF SHARES ARE HELD IN MULTIPLE NAMES, AT LEAST ONE MUST SIGN AS AN AUTHORIZED PARTY.

Please mail or fax back the Proxy Card after execution at (852) 2787-0005